Exhibit 3.3
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ANTHROPIC, PBC
A DELAWARE PUBLIC BENEFIT CORPORATION
Anthropic, PBC, a public benefit corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”),
DOES HEREBY CERTIFY:
FIRST: That the name of this corporation is Anthropic, PBC and that this corporation was originally incorporated pursuant to the Delaware General Corporation Law on January 26, 2021.
SECOND: That this Amended and Restated Certificate of Incorporation of this corporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law and has been duly approved by the written consent of the stockholders of this corporation in accordance with Section 228 of the Delaware General Corporation Law.
THIRD: That the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:
ARTICLE I
The name of this corporation is Anthropic, PBC (the “Corporation”).
ARTICLE II
The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
The specific public benefit that the Corporation will promote is to responsibly develop and maintain advanced AI for the long-term benefit of humanity. In addition, the Corporation may engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
ARTICLE IV
The Corporation is authorized to issue five classes of stock to be designated, respectively, “Participating Common Stock,” “Class E Common Stock,” “Class F Common Stock,” “Class T Common Stock” and “Preferred Stock.” The Class E Common Stock, Class F Common Stock and Class T Common Stock are collectively referred to as the “Nonparticipating Common Stock.” The total number of shares of Participating Common Stock authorized to be issued is 400,000,000,000 shares, par value $0.00001 per share, of which 300,000,000,000 shares are designated as a series of Participating

Common Stock denominated as Class A Common Stock (the “Class A Common Stock”), and of which 100,000,000,000 shares are designated as a series of Participating Common Stock denominated as Class N Common Stock (the “Class N Common Stock”). The total number of shares of Class E Common Stock authorized to be issued is 30,000,000,000 shares, par value $0.00001 per share. The total number of shares of Class F Common Stock authorized to be issued is 1 share, par value $0.00001 per share. The total number of shares of Class T Common Stock authorized to be issued is 1 share, par value $0.00001 per share. The total number of shares of Preferred Stock authorized to be issued is 30,000,000,000 shares, par value $0.00001 per share.
ARTICLE V
5.1Definitions. For purposes of this Amended and Restated Certificate, the following definitions apply:
(a)“Acquisition” means (A) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Corporation immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization (provided that, for the purpose of this ARTICLE V, Section 5.1, all stock, options, warrants, purchase rights or other securities exercisable for or convertible into Participating Common Stock outstanding immediately prior to such consolidation, merger or reorganization shall be deemed to be outstanding immediately prior to such consolidation, merger or reorganization and, if applicable, converted or exchanged in such consolidation, merger or reorganization on the same terms as the actual outstanding shares of capital stock are converted or exchanged); or (B) any transaction or series of related transactions to which the Corporation is a party in which shares of the Corporation are transferred such that in excess of fifty percent (50%) of the outstanding shares of Participating Common Stock are transferred; provided that an Acquisition shall not include (i) any redemption or forfeiture pursuant to Sections 5.3(b), 5.4(b) or 5.5(b) of ARTICLE V below, or (ii) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof.
(b)“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.
(c)“Amended and Restated Certificate” means this Amended and Restated Certificate of Incorporation, as may be further amended and restated from time to time.
(d)“Asset Transfer” means a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation.
(e)“Board” means the Board of Directors of the Corporation.
(f)“Cause” means, with respect to the termination of the status of a holder of Class E Common Stock as a Service Provider, (A) any material breach by the holder of any material written agreement between the holder and the Corporation and the holder’s failure to cure such breach within thirty (30) calendar days after receiving written notice thereof, that results in, or is reasonably expected to result in, material harm to the business or reputation of the Corporation; (B) any failure by the holder to comply with the Corporation’s material written policies or rules as they may be in effect from time to time that results in, or is reasonably expected to result in, material harm to the business or reputation of the Corporation; (C) the holder’s repeated failure to follow reasonable and lawful instructions from the Board, the Corporation’s Chief Executive Officer or the holder’s direct supervisor(s) and the holder’s failure to cure such condition within thirty (30) calendar days after receiving written notice thereof; (D) the holder’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Corporation; (E) the holder’s commission of or participation in an act of fraud against the Corporation; (F) the holder’s intentional material damage to the Corporation’s business, property or reputation; or (G) the holder’s unauthorized use or disclosure of any proprietary information or trade secrets of the Corporation or any other party to whom the holder owes an obligation of nondisclosure as a result of their relationship with the Corporation. The determination as to whether the holder’s status as a Service Provider for purposes of ARTICLE V, Section 5.3(b) has been terminated for Cause shall be made in good faith by the Corporation and shall be final and binding on the holder. For purposes of this definition of Cause, the term “Corporation” will be interpreted to include any Affiliate (including the holder of the Class T Common Stock then outstanding), or any successor thereto, if appropriate.
(g)“Class E Amendment Threshold” means the approval of both (i) the Board acting pursuant to a resolution adopted by the affirmative vote of directors representing 80% of the Whole Board, rounded up or down to the nearest whole number (any exact 0.5 rounding up), and (ii) the holders of the Requisite Class E Vote.
(h)“Class F Amendment Threshold” means the approval of each of (i) the affirmative vote of directors representing a majority of the Whole Board, (ii) the holder of the Class F Common Stock then outstanding and (iii) prior to the Class T Sunset Time, the holder of the Class T Common Stock then outstanding.
(i)“Class F Issuance Time” means such time as the share of Class F Common Stock is issued by the Corporation.
(j)“Class F Sunset Time” means the earlier of (i) 5:00 p.m. Eastern Time on the date following the first time after the IPO Reference Time that there are no shares of Class F Common Stock outstanding and (ii) 5:00 p.m. Eastern Time on the date that is 450 calendar days after a Membership Triggering Event.
(k)“Class N Holder” means any holder of Class N Common Stock.
(l)“Class N Transfer” means, with respect to a share of Class N Common Stock, any sale or transfer of such share (or the share of Class A Common Stock issuable upon conversion of such share) to a third party (whether or not for value and whether voluntarily, involuntarily, or by operation of law).
(m)“Class T Permitted Transfer” means any Transfer of a share of Class T Common Stock that, prior to such Transfer, is approved by the Trust Amendment Threshold.
(n)“Class T Sunset Time” means 5:00 p.m. Eastern Time on the date following the first time after the IPO Reference Time that no shares of Class T Common Stock are outstanding.
(o)“Direct Competitor” means a business competing with the Corporation or its direct or indirect subsidiaries, in each case determined by the Corporation in its sole discretion.

(p)“Electing Holders” means (i) prior to the Class F Sunset Time, the holders of record of the outstanding shares of Class F Common Stock, Class A Common Stock and any series of Preferred Stock entitled by its terms to vote together with the Class F Common Stock and Class A Common Stock with respect to the election of directors then outstanding, voting together as a single class; and (ii) from and after the Class F Sunset Time, the holders of record of the outstanding shares of Class A Common Stock and any series of Preferred Stock entitled by its terms to vote together with the Class A Common Stock with respect to the election of directors then outstanding, voting together as a single class.
(q)“Founder LLC” means Anthropic Founders, LLC, a Delaware limited liability company, and any successor thereto.
(r)“Founder LLC Agreement” means that certain Limited Liability Company Agreement of the Founder LLC, dated as of the IPO Closing Date, as may be amended from time to time.
(s)“Incapacity” means a person’s permanent and total incapacitation such that such person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that would reasonably be expected to result in death within twelve (12) months or that has lasted or would reasonably be expected to last for a continuous period of not less than twelve (12) months. The determination as to whether a person is experiencing Incapacity for purposes of ARTICLE V, Section 5.3(b)(ii) shall be made in good faith by the Corporation and shall be final and binding.
(t)“IPO Closing Date” means the date of the closing of the initial sale of shares of Class A Common Stock in the Corporation’s initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended.
(u)“IPO Reference Time” means 11:59 p.m. Eastern Time on the IPO Closing Date.
(v)“Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or any Acquisition or Asset Transfer.
(w)“Market Transfer” means a Class N Transfer effected as a registered offering or an open market sale through the facilities of a securities exchange on which the Corporation’s shares are listed, whether or not through the use of a financial intermediary.
(x)“Membership Triggering Event” means the first time after the IPO Reference Time that the Founder LLC has fewer than three (3) Qualifying Members (as defined in the Founder LLC Agreement) for ninety (90) consecutive calendar days.
(y)“Nominating Committee” means a three-person committee of the Board, consisting of one Class T Director and two At-Large Directors, to which the Board has delegated the power and authority to (i) receive notice of nomination or removal of directors or a change in the Class T Director designated as the Specified Class T Director pursuant to the Stockholders’ Agreement (or to waive or shorten any applicable notice periods) and (ii) prior to the Class F Sunset Time, approve or reject a nomination or removal without cause of the Specified Class T Director or a change in the Class T Director designated as the Specified Class T Director.
(z)“Notice Date” means the date on which a Class N Holder delivers to the Corporation satisfactory sale or transfer documentation of a Market Transfer or Private Transfer.

(aa)“Private Transfer” means a Class N Transfer to any third party that to the transferor’s knowledge (without any requirement of investigation by such transferor) (A) is not a Class N Holder or an Affiliate of a Class N Holder and (B) will not beneficially own or control more than 9.99% of the total number of then-outstanding shares of any class or series of equity security of the Corporation after giving effect to the proposed Private Transfer.
(bb)“Purported Owner” means any person that, voluntarily or involuntarily, purportedly becomes or attempts to become the purported transferee or owner of any share of capital stock of the Corporation by a purported Transfer in violation of this Amended and Restated Certificate.
(cc)“Reorganization” means a reorganization or redomiciliation of the Founder LLC that, prior to such reorganization or redomiciliation, is approved by the Board acting pursuant to a resolution adopted by the affirmative vote of directors representing a majority of the Whole Board, and which reorganization or redomiciliation does not result in a change in the members of the Founder LLC. If following a Reorganization the Founder LLC has a form of organization other than a limited liability company, references in this Amended and Restated Certificate to the members of the Founder LLC shall be deemed to refer to the equityholders of such successor or resulting entity, references to LLC and limited liability company with respect to the Founder LLC shall be deemed to refer to the new form of organization of such successor or resulting entity, and references to the Founder LLC Agreement shall be deemed to refer to the corresponding governing document(s) of such successor or resulting entity, in each case as applicable.
(dd)“Requisite Class E Vote” means (i) with respect to the nomination or removal of the Specified Class T Director or a change in the Class T Director designated as the Specified Class T Director, the affirmative vote of the holders of a majority of the voting power of the shares of Class E Common Stock cast affirmatively or negatively, subject to a quorum of a majority of the outstanding shares of Class E Common Stock; (ii) for the purpose of Section 5.1(jj)(ii) of ARTICLE V, the affirmative vote of the holders of a majority of the voting power of the shares of Class E Common Stock cast affirmatively or negatively, subject to a quorum of 40% of the outstanding shares of Class E Common Stock; (iii) for the purpose of Section 5.1(jj)(iii) of ARTICLE V, the affirmative vote of the holders of at least 75% of the voting power of the shares of Class E Common Stock cast affirmatively or negatively, subject to a quorum of a majority of the outstanding shares of Class E Common Stock; and (iv) for the purpose of Section 5.1(g) of ARTICLE V and any other matters as to which the holders of Class E Common Stock are entitled to vote as a separate class as required by law, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class E Common Stock. For the purpose of clauses (i) through (iii), abstentions, will be considered for purposes of establishing a quorum at the meeting but will not be considered as votes cast affirmatively or negatively with respect to a proposal.
(ee)“Service Provider” means with respect to a holder of Class E Common Stock, such holder in his or her capacity as an officer, director, employee, partner, agent, representative, advisor or consultant to the Corporation or one or more of its direct or indirect subsidiaries.
(ff)“Stockholders’ Agreement” means that certain Stockholders’ Agreement, effective as of the IPO Closing Date, by and among the Corporation, the Founder LLC, the Trust, and the other parties thereto, as may be amended from time to time.
(gg)“Transfer” of a share means, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, in each case and without limitation, a transfer of a share to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to the transfer of, Voting Control over such share by proxy or otherwise; notwithstanding the foregoing, the following will not be considered a “Transfer”:
(i)    the granting of a revocable proxy to officers or directors of the Corporation (or the exercise of such proxy by such officers or directors) or the holder of Class F Common Stock in connection with (i) actions to be taken at an annual or special meeting of stockholders of the Corporation, or (ii) any other action of the stockholders permitted by this Amended and Restated Certificate;
(ii)    the entry into, the performance of any obligations under, the taking of any actions contemplated by, or the amendment, waiver or modification of, the Stockholders’ Agreement;
(iii)    the entry into, the performance of any obligations under, the taking of any actions contemplated by, or the amendment, waiver or modification of, the Founder LLC Agreement, and any change in the members of the Founder LLC in accordance with the Founder LLC Agreement;
(iv)    any transaction or series of transactions undertaken to effect a Reorganization;
(v)    the entry into, the performance of any obligations under, the taking of any actions contemplated by, or the amendment, waiver or modification of, the Trust Agreement or the governing document of any successor to the Trust as holder of the Class T Common Stock; or
(vi)    entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Liquidation Event or other proposal or consummating the actions or transactions contemplated therein (including tendering shares of capital stock or voting such shares in connection with a Liquidation Event or such other proposal, the consummation of a Liquidation Event or such other proposal or the sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of capital stock or any legal or beneficial interest in shares of capital stock in connection with a Liquidation Event or such other proposal), provided that such Liquidation Event or such other proposal was approved by the Board.
(hh)“Trust” means the Anthropic Long-Term Benefit Trust, a Delaware noncharitable purpose trust.
(ii)“Trust Agreement” means that certain Amended and Restated Trust Agreement of the Trust, as may be amended from time to time.
(jj)“Trust Amendment Threshold” means any of the following, with each class or series of capital stock whose approval is required consenting or voting separately as a class or series:
(i)    at any time, the approval of (A) the Board acting pursuant to a resolution adopted by the affirmative vote of directors representing 80% of the Whole Board, rounded up or down to the nearest whole number (any exact 0.5 rounding up), and (B) the holder of the Class T Common Stock then outstanding;

(ii)    until the earlier of the Class F Sunset Time or the third anniversary of the IPO Closing Date, the approval of (A) the holder of the Class F Common Stock then outstanding, (B) the Requisite Class E Vote and (C) a majority of the votes cast by the shares of Class A Common Stock (subject to a quorum of a majority of the outstanding shares of Class A Common Stock) (it being understood that, for the purpose of the foregoing, broker non-votes and abstentions, as applicable, will be considered for purposes of establishing a quorum at the meeting but will not be considered as votes cast affirmatively or negatively with respect to a proposal); or
(iii)    until the Class F Sunset Time, the approval of (A) the holder of the Class F Common Stock then outstanding, (B) the Requisite Class E Vote and (C) a majority of the votes cast by the shares of Class A Common Stock (subject to a quorum of a majority of the outstanding shares of Class A Common Stock) (it being understood that, for the purpose of the foregoing, broker non-votes and abstentions, as applicable, will be considered for purposes of establishing a quorum at the meeting but will not be considered as votes cast affirmatively or negatively with respect to a proposal); or
(iv)    from and after the Class F Sunset Time, the approval of 85% of the outstanding shares of Class A Common Stock.
(kk)“Voting Control” means, with respect to a share of capital stock or other security, the power (whether exclusive or shared) to vote or direct the voting of such share, including by proxy, voting agreement or otherwise.
(ll)“Whole Board” means the total number of authorized directors whether or not there exist any vacancies or unfilled seats in previously authorized directorships.
5.2Rights of Participating Common Stock.
(a)Identical Rights. Except as otherwise provided in this Amended and Restated Certificate or required by applicable law, shares of Participating Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and any liquidation, dissolution or winding up of the Corporation but excluding voting and other matters as described in ARTICLE V, Section 5.6 below), share ratably and be identical in all respects as to all matters, including:
(i)    Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of Participating Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board. Any dividends paid to the holders of shares of Participating Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of any such series is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of such applicable series of Participating Common Stock treated adversely, voting separately as a series.
(ii)    The Corporation shall not declare or pay any dividend or make any other distribution to the holders of Participating Common Stock payable in securities of the Corporation unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Participating Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of the Class N Common Stock if, and only if, a dividend payable in shares of Class N Common Stock or rights to acquire shares of Class N Common Stock is declared and paid to the holders of Class N Common Stock at the same rate and with the same record date and payment date; and (ii) dividends or other distributions payable in shares of Class N Common Stock or rights to acquire shares of Class N Common Stock may be declared and paid to the holders of Class N Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock is declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date; and provided, further, that nothing in the foregoing shall prevent the Corporation from declaring and paying dividends or other distributions payable in shares of one series of Participating Common Stock or rights to acquire one series of Participating Common Stock to holders of the other series of Participating Common Stock, or, with the approval of holders of a majority of the outstanding shares of each of the Class A Common Stock and Class N Common Stock, each voting separately as a series, from providing for different treatment of the shares of Class A Common Stock and Class N Common Stock in connection with any dividends or distributions.
(iii)    If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class N Common Stock, then the outstanding shares of all Participating Common Stock will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of Class A Common Stock and Class N Common Stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A Common Stock and Class N Common Stock, each voting separately as a series.
(b)Class N Common Stock Conversion.
(i)    Automatic Conversion upon a Class N Transfer. Each share of Class N Common Stock shall automatically, without any further action by the holder thereof or the Corporation, convert into one fully paid and nonassessable share of Class A Common Stock upon the later of (x) a Market Transfer or Private Transfer of such share of Class N Common Stock and (y) the Notice Date (the “Conversion Time”).
(ii)    Delivery of Shares Upon Conversion. As soon as reasonably practicable after the Conversion Time, the Corporation shall use its reasonable best efforts to deliver, or cause to be delivered, the shares of Class A Common Stock issuable upon conversion of Class N Common Stock (i) to the transferee in a Market Transfer in any manner permitted by the Depository Trust Company or another established clearing corporation or securities exchange performing similar functions or (ii) to the transferee in a Private Transfer in any manner permitted by the Delaware General Corporation Law and the Bylaws of the Corporation.
(iii)    Procedures. The Corporation may, from time to time, establish reasonable policies and procedures relating to the conversion of Class N Common Stock to Class A Common Stock and the general administration of this stock structure, including the issuance of stock certificates with respect thereto, in its reasonable discretion. As a condition to any Market Transfer or Private Transfer, the Corporation may require reasonable certifications, affidavits or other proof to verify that such transfer qualifies as a Market Transfer or Private Transfer. Without limiting the foregoing, for purposes of determining whether a transfer constitutes or would constitute a Market Transfer or Private Transfer, the Corporation may require, among other things, written representations from (i) the transferor, (ii) the transferor’s bank, broker, financial intermediary, or other nominee, (iii) in the case of a Private Transfer, the purchaser or acquiror, and/or (iv) in the case of a Private Transfer, the purchaser’s or acquiror’s bank, broker or other nominee. The Corporation shall be entitled, in its sole discretion, to accept without further investigation the accuracy of any such certifications, affidavits or other proof as is provided.
(iv)    Immediate Effect. In the event of and upon a conversion of shares of Class N Common Stock to shares of Class A Common Stock pursuant to ARTICLE V, Section 5.2(b), such conversion shall be deemed to have been made as of the applicable Conversion Time. Upon any conversion of Class N Common Stock to Class A Common Stock in accordance with this Amended and Restated Certificate, all rights of the holder of such shares of Class N Common Stock shall cease and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.
(v)    Reservation of Stock. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class N Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class N Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of Class N Common Stock, the Corporation will take such corporate action as may, on the reasonable advice of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purpose.
(vi)    Transfer Taxes. The issuance of uncertificated shares for Class A Common Stock shall be made without charge to any Class N Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such uncertificated shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such uncertificated shares upon conversion and the Corporation shall not be required to issue or deliver such uncertificated shares unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have reasonably established to the Corporation that such tax has been paid.
5.3Rights of Class E Common Stock. The powers, special rights and restrictions granted to and imposed on the class of capital stock designated “Class E Common Stock” are as set forth below in this ARTICLE V, Section 5.3 and elsewhere in this Amended and Restated Certificate.
(a)Dividend Rights. The holders of shares of Class E Common Stock, as such, shall not be entitled to receive dividends.
(b)Redemption.
(i)    Upon Class F Sunset Time. Each share of Class E Common Stock shall be automatically redeemed by the Corporation without consideration and deemed automatically forfeited by the holder thereof upon the Class F Sunset Time.
(ii)    Upon Death, Incapacity, or Cessation of Service for Cause or Service to a Direct Competitor. Each share of Class E Common Stock held by a holder of Class E Common Stock shall be automatically redeemed by the Corporation without consideration and deemed automatically forfeited by such holder upon (A) such holder’s death or Incapacity, (B) such holder’s ceasing to be a Service Provider for Cause or (C) a determination by the Corporation that such holder has commenced employment or other service with a Direct Competitor.

(iii)    Following Cessation of Service Other Than for Cause. Except as otherwise provided in ARTICLE V, Sections 5.3(b)(ii) or 5.3(b)(iv), one half of the shares of Class E Common Stock then held by a holder of Class E Common Stock (rounded up to the nearest whole share) shall be automatically redeemed by the Corporation without consideration and deemed automatically forfeited by such holder on each anniversary of such holder’s ceasing to be a Service Provider for any reason other than for Cause.
(iv)    Redemption of All Class E Common Stock. Each share of Class E Common Stock shall be automatically redeemed by the Corporation without consideration and deemed automatically forfeited by the holder thereof upon the date and time or the happening of the event that is specified by (A) the affirmative vote of directors representing 80% of the Whole Board, rounded up or down to the nearest whole number (any exact 0.5 rounding up), (B) the holder of the Class F Common Stock then outstanding and (C) the holder of the Class T Common Stock then outstanding.
(v)    Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the redemption of the Class E Common Stock and the general administration of this Class E Common Stock structure, including the issuance of stock certificates with respect thereto, as it deems necessary or advisable. The Corporation may require such certifications, affidavits or other proof from a holder of Class E Common Stock as the Corporation deems necessary to verify whether grounds for the redemption of such holder’s shares of Class E Common Stock exist. The Corporation shall be entitled, in its sole discretion, to accept without further investigation the accuracy of any such certifications, affidavits or other proof as is provided. The Corporation’s determination of whether grounds for the redemption of Class E Common Stock exist shall be conclusive and binding to the fullest extent permitted by applicable law. No delay in the redemption of Class E Common Stock as permitted hereunder will have the effect of waiving the Corporation’s right to redeem such Class E Common Stock; provided that for purposes of the determination of holders of Class E Common Stock entitled to vote with respect to a particular matter, the Corporation’s records shall be conclusive and binding to the fullest extent permitted by applicable law.
(c)Transfer Restrictions.
(i)    A stockholder shall not Transfer any shares of Class E Common Stock other than to the Corporation. Any purported Transfer of shares of Class E Common Stock in violation of this ARTICLE V, Section 5.3(c) shall be null and void ab initio, and of no force or effect. A determination by the Corporation as to whether or not such a Transfer has occurred shall be conclusive and binding.
(ii)    All certificates or book entries representing shares of Class E Common Stock shall bear a legend substantially in the following form (or in such other form as the Board may determine):
THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION AS IT MAY BE AMENDED AND/OR RESTATED (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

(d)Class E Protective Provisions. At any time when shares of Class E Common Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, waiver, statutory conversion, recapitalization, reclassification, or otherwise, in one or more transactions or a series of related transactions, amend, alter or repeal any provision of this Amended and Restated Certificate in a manner that adversely affects the special rights or powers of the Class E Common Stock, including this ARTICLE V, Section 5.3(d), without (in addition to any other vote required by law or this Amended and Restated Certificate) the approval of the Class E Amendment Threshold, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
5.4Rights of Class F Common Stock. The powers, special rights and restrictions granted to and imposed on the class of capital stock designated “Class F Common Stock” are as set forth below in this ARTICLE V, Section 5.4 and elsewhere in this Amended and Restated Certificate.
(a)Dividend Rights. The holder of the share of Class F Common Stock shall not be entitled to receive dividends.
(b)Redemption. The share of Class F Common Stock shall be automatically redeemed by the Corporation without consideration and deemed automatically forfeited by the holder thereof upon the earliest to occur of (i) the written request of the holder, (ii) the dissolution of the Founder LLC then holding the share of Class F Common Stock or (iii) the Class F Sunset Time. For the avoidance of doubt, no Reorganization shall constitute a written request of the holder or a dissolution of the Founder LLC for the purpose of the preceding sentence or otherwise result in the redemption or forfeiture of the share of Class F Common Stock.
(c)Transfer Restrictions.
(i)    The holder of the Class F Common Stock may not Transfer such share, except pursuant to a Reorganization. Any purported Transfer of the share of Class F Common Stock in violation of this ARTICLE V, Section 5.4(c) shall be null and void ab initio, and of no force or effect. The holder of the Class F Common Stock may surrender such share of Class F Common Stock to the Corporation for cancellation and retirement pursuant to ARTICLE V, Section 5.4(b) at any time. If a person shall become a Purported Owner of the share of Class F Common Stock, then such Purported Owner shall not obtain any rights in, to or with respect to such share of Class F Common Stock, and the purported Transfer of such share to such Purported Owner shall not be recognized by the Corporation.
(ii)    All certificates or book entries representing the share of Class F Common Stock shall bear a legend substantially in the following form (or in such other form as the Board may determine):
THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION AS IT MAY BE AMENDED AND/OR RESTATED (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

(d)Class F Protective Provisions. At any time when the share of Class F Common Stock is outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, waiver, statutory conversion, recapitalization, reclassification, or otherwise, in one or more transactions or a series of related transactions, do any of the following without (in addition to any other vote required by law or this Amended and Restated Certificate) the approval of the Class F Amendment Threshold, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    amend, alter or repeal any provision of this Amended and Restated Certificate in a manner that adversely affects the special rights or powers of the Class F Common Stock, including this ARTICLE V, Section 5.4(d); or
(ii)    amend, alter or repeal any provision of this Amended and Restated Certificate governing the special rights or powers of the Class T Common Stock, except with the approval of persons comprising the Trust Amendment Threshold.
(e)No Additional Issuance or Reissuance of Class F Common Stock. No share of Class F Common Stock shall be issued following the Class F Issuance Time. No share of Class F Common Stock acquired by the Corporation by reason of redemption, purchase, conversion, surrender or otherwise shall be reissued, and such share shall be cancelled, retired, and eliminated from the shares that the Corporation shall be authorized to issue.
5.5Rights of Class T Common Stock. The powers, special rights and restrictions granted to and imposed on the class of capital stock designated “Class T Common Stock” are as set forth below in this ARTICLE V, Section 5.5 and elsewhere in this Amended and Restated Certificate.
(a)Dividend Rights. The holder of the share of Class T Common Stock shall not be entitled to receive dividends.
(b)Redemption. The share of Class T Common Stock shall be automatically redeemed by the Corporation without consideration and deemed automatically forfeited by the holder thereof upon the earliest to occur of the date and time or the happening of the event that is specified by (i) both (A) the affirmative vote of directors representing 80% of the Whole Board, rounded up or down to the nearest whole number (any exact 0.5 rounding up), and (B) the holder of the Class T Common Stock then outstanding or (ii) the vote or written consent of stockholders of the Corporation representing at least the Trust Amendment Threshold.
(c)Transfer Restrictions.
(i)    The holder of the Class T Common Stock shall not Transfer such share unless such Transfer is a Class T Permitted Transfer. Any purported Transfer of the share of Class T Common Stock in violation of this ARTICLE V, Section 5.5(c) shall be null and void ab initio, and of no force or effect. If a person shall become a Purported Owner of a share of Class T Common Stock, then such Purported Owner shall not obtain any rights in, to or with respect to such share of Class T Common Stock, and the purported Transfer of such share to such Purported Owner shall not be recognized by the Corporation.

(ii)    All certificates or book entries representing the share of Class T Common Stock shall bear a legend substantially in the following form (or in such other form as the Board may determine):
THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION AS IT MAY BE AMENDED AND/OR RESTATED (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).
(d)Class T Protective Provisions. At any time when the share of Class T Common Stock is outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, waiver, statutory conversion, recapitalization, reclassification, or otherwise, in one or more transactions or a series of related transactions, do any of the following without (in addition to any other vote required by law or this Amended and Restated Certificate) the written consent or affirmative vote of either (x) both (1) the affirmative vote of directors representing 80% of the Whole Board, rounded up or down to the nearest whole number (any exact 0.5 rounding up), and (2) the holder of the Class T Common Stock then outstanding or (y) stockholders of the Corporation representing at least the Trust Amendment Threshold, in either case given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    amend, alter or repeal any provision of this Amended and Restated Certificate in a manner that adversely affects the special rights or powers of the Class T Common Stock, including this ARTICLE V, Section 5.5(d); or
(ii)    amend or alter this Amended and Restated Certificate in a manner, or enter into any agreement, that would cause the powers and duties conferred or imposed upon the Board by the Delaware General Corporation Law to be exercised or performed by any other person or body or to be otherwise materially altered, modified or amended (including, for the avoidance of doubt, amending the Corporation’s specified public benefit or modifying, amending or eliminating the Corporation’s status as a public benefit corporation).
(e)No Additional Issuance or Reissuance of Class T Common Stock. No share of Class T Common Stock shall be issued after the effectiveness of this Amended and Restated Certificate. No share of Class T Common Stock acquired by the Corporation by reason of redemption, purchase, conversion, or otherwise shall be reissued, and such share shall be cancelled, retired, and eliminated from the shares that the Corporation shall be authorized to issue.
5.6Voting Rights.
(a)Votes Per Share.
(i)    Each holder of shares of Class A Common Stock will be entitled to one vote on all matters submitted to stockholders generally for each share thereof held as of the record date for the determination of the stockholders entitled to vote on such matters.

(ii)    Except as required by law, the Class N Common Stock will have no voting rights, and no holder thereof shall be entitled to vote on any matter in such holder’s capacity as such.
(iii)    Except as required by law, the holders of Class E Common Stock shall not be entitled to vote generally, and shall have no voting rights, except as specifically set forth in this Amended and Restated Certificate (including, for the avoidance of doubt, with respect to the matters requiring the Requisite Class E Vote and as set forth in Sections 5.4(d)(ii), 5.5(b), and 5.5(d) of ARTICLE V and Section 7.1(d)(ii) of ARTICLE VII). Notwithstanding the foregoing, no share of Class E Common Stock held by (i) a member of the Founder LLC or (ii) a trustee of the Trust shall be entitled to vote on, or be counted as present or outstanding for purposes of determining a quorum with respect to, any such matter, in each case for so long as such holder remains a member of the Founder LLC or a trustee of the Trust, respectively.
(iv)    The holder of the Class F Common Stock shall be entitled, in respect of such share, to a number of votes equal to the Applicable Class F Common Stock Vote (as defined below). In addition to the matters specifically set forth in this Amended and Restated Certificate, the holder of the Class F Common Stock shall be entitled to vote on all matters submitted to stockholders generally. The holder of the Class F Common Stock shall be entitled to vote, or consent with respect to, such number of votes as such holder sees fit, up to the aggregate voting power of such share, and all such votes need not be voted in the same manner.
(v)    Except as required by law, the holder of the share of Class T Common Stock shall not be entitled to vote generally, and shall have no voting rights, except as specifically set forth in this Amended and Restated Certificate (including, for the avoidance of doubt, with respect to the matters set forth in Sections 5.4(d), 5.5(b) and 5.5(d) of ARTICLE V and as provided for in the provisions of ARTICLE VII).
(b)General Right to Vote Together. Except as otherwise expressly provided herein or required by applicable law, the holders of Class A Common Stock and Class F Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation generally.
(c)Vote to Increase or Decrease Authorized Shares. The number of authorized shares of Participating Common Stock or Class E Common Stock or, for the avoidance of doubt, any series thereof may be increased or decreased (but not below (i) the number of shares of Participating Common Stock or Class E Common Stock or, in the case of a series of Participating Common Stock, such series, then outstanding plus (ii) with respect to Class A Common Stock, the number of shares reserved for issuance pursuant to ARTICLE V, Section 5.2(b)(v)) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law; provided, for the avoidance of doubt, that the foregoing shall not limit the application of Section 242(d)(2) of the Delaware General Corporation Law or any successor provision to the Corporation.
(d)The “Applicable Class F Common Stock Vote” shall be determined as of the applicable record date in accordance with the following formula, rounded up to the nearest whole number:
Applicable Class F Common Stock Vote = (0.501*A) ÷ (0.499*B)

For purposes of the foregoing formula, the following definitions shall apply:
“A” shall mean, as of the applicable record date, the aggregate number of votes of all shares of capital stock of the Corporation other than the Class F Common Stock that are entitled to vote under the Delaware General Corporation Law or this Amended and Restated Certificate on matters submitted to stockholders generally as of the applicable record date (including any series of Preferred Stock entitled by its terms to vote on the matters submitted to stockholders generally as of the applicable record date).
“B” shall mean the aggregate number of shares of Class F Common Stock outstanding as of the applicable record date.
Notwithstanding the foregoing, in all cases the Applicable Class F Common Stock Vote shall be equal to at least one (1).
5.7Liquidation Event Rights. In the event of a Liquidation Event in connection with which the Board has determined to effect a distribution of assets of the Corporation to any holder or holders of Participating Common Stock and Nonparticipating Common Stock, then, subject to the rights of any Preferred Stock that may then be outstanding, the assets of the Corporation legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Participating Common Stock and Nonparticipating Common Stock, and, solely with respect to the Nonparticipating Common Stock, up to an amount equal to the par value of the Class E Common Stock, Class F Common Stock and Class T Common Stock, as applicable, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, Class N Common Stock, Class E Common Stock, Class F Common Stock and Class T Common Stock, each voting as a separate class or series; provided, however, that in no event shall the holders of the Class E Common Stock, Class F Common Stock, or the Class T Common Stock receive, in connection with any Liquidation Event, an amount in cash in excess of the par value of such shares, notwithstanding any approval of different treatment as contemplated above or any other provision of this Amended and Restated Certificate; provided, however, that for the avoidance of doubt, consideration to be paid or received by a holder of Participating Common Stock or Class E Common Stock in connection with any Liquidation Event pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be a “distribution to stockholders” for the purpose of this ARTICLE V, Section 5.7; provided, further, however, that holders of shares of such class or series may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such Liquidation Event if the only difference in the per share consideration to the holders of the Class A Common Stock, Class N Common Stock, Class E Common Stock, Class F Common Stock and Class T Common Stock is that any securities distributed to the holders of the Class A Common Stock, Class N Common Stock, Class E Common Stock, Class F Common Stock and Class T Common Stock have substantially similar rights to the shares of Class A Common Stock, Class N Common Stock, Class E Common Stock, Class F Common Stock and Class T Common Stock, respectively.
5.8Preemptive Rights. No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and a stockholder.

ARTICLE VI
6.1Rights of Preferred Stock. The Board, acting pursuant to a resolution adopted by the affirmative vote of directors representing 80% of the Whole Board, rounded up or down to the nearest whole number (any exact 0.5 rounding up), is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof; provided that, prior to the Class F Sunset Time, the Board shall not designate or issue any series of Preferred Stock without the affirmative vote or consent of the holder of the share of Class F Common Stock then outstanding, voting as a separate class. The Board, acting pursuant to a resolution adopted by the affirmative vote of directors representing 80% of the Whole Board, rounded up or down to the nearest whole number (any exact 0.5 rounding up), is further authorized to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any series of Preferred Stock, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Amended and Restated Certificate or the resolution of the Board originally fixing the number of shares of such series of Preferred Stock.
6.2Vote to Amend Terms of Preferred Stock. Except as otherwise required by law or provided in this Amended and Restated Certificate, holders of Participating Common Stock, Class E Common Stock, Class F Common Stock and Class T Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of each such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or pursuant to applicable law. Notwithstanding the foregoing, prior to the Class F Sunset Time, no such amendment shall be effected without the affirmative vote or consent of the holder of the Class F Common Stock then outstanding, voting as a separate class.
6.3Vote to Increase or Decrease Authorized Shares. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.
ARTICLE VII
7.1Board Size and Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of authorized directors and the composition of the Board shall be fixed from time to time as follows:
(a)Prior to the Class T Sunset Time, the total number of authorized directors of the Corporation that constitute the Whole Board shall be fixed solely by the Board acting pursuant to a resolution adopted by the affirmative vote of directors representing 80% of the Whole Board, rounded up or down to the nearest whole number (any exact 0.5 rounding up); provided that until the earlier to occur of the Class F Sunset Time or the Class T Sunset Time, such total number of authorized directors of the Corporation must be an odd number. From and after the Class T Sunset Time, the total number of authorized directors of the Corporation that constitute the Whole Board shall be fixed solely by resolution of the Board acting pursuant to a resolution adopted by the affirmative vote of directors representing a majority of the Whole Board.
(b)Prior to the Class T Sunset Time, the holder of the Class T Common Stock then outstanding, exclusively and as a separate class, shall be entitled to elect the smallest number of directors that constitutes a majority of the total number of authorized directors of the Corporation (each, a “Class T Director”); provided, however, that prior to the Class F Sunset Time, one such Class T Director shall be designated by the holder of the Class T Common Stock then outstanding as the “Specified Class T Director” and subject to the other requirements set forth in this Amended and Restated Certificate. From and after the Class F Sunset Time, any Specified Class T Director then serving may be elected or removed by the holder of the Class T Common Stock then outstanding without compliance with the provisions of ARTICLE VII, Section 7.1(d). Upon the Class T Sunset Time, the terms of any Class T Directors then serving shall immediately expire and each such person then serving as a Class T Director shall automatically cease to be qualified to serve as, and shall automatically cease to be, a director, in each case unless otherwise approved prior to the Class T Sunset Time by the Board (which approval shall require the affirmative vote of each of the At-Large Directors (as defined below) then serving).
(c)Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Electing Holders, exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of authorized directors of the Corporation (each, an “At-Large Director”).
For the avoidance of doubt, from and after the Class T Sunset Time, all directors of the Corporation shall be elected by the Electing Holders, exclusively and voting together as a single class, as At-Large Directors.
(d)Specified Class T Director Nomination and Removal Requirements.
(i)    Notwithstanding any provision of this Amended and Restated Certificate to the contrary but subject to ARTICLE VII, Section 7.1(d)(ii), any nomination or removal without cause of the Specified Class T Director or any change in the Class T Director designated as the Specified Class T Director by the holder of the Class T Common Stock then outstanding shall require, in addition to any other vote or consent required by law or this Amended and Restated Certificate, either the prior approval of the Nominating Committee or the approval of the Requisite Class E Vote obtained in accordance with ARTICLE VII, Section 7.1(d)(ii).
(ii)    In the event that the Nominating Committee fails to approve any nomination or removal without cause of the Specified Class T Director or any change in the Class T Director designated as the Specified Class T Director within fifteen (15) calendar days of a written request therefor by the holder of the Class T Common Stock then outstanding, or earlier determines not to approve the same, then, in addition to the holder of the Class T Common Stock then outstanding, the only approval required under this Amended and Restated Certificate for such nomination or removal without cause of the Specified Class T Director or any change in the Class T Director designated as the Specified Class T Director shall be the prior approval of the Requisite Class E Vote; provided that the holder of the Class T Common Stock then outstanding may elect to withdraw any such request at any time prior to the closing of the polls on such matter, in which case no such vote shall be taken or given effect.

(iii)    Any effort or attempt by the holder of the Class T Common Stock then outstanding to nominate or remove without cause the Specified Class T Director or to change the Class T Director designated as the Specified Class T Director without complying with the requirements of this ARTICLE VII, Section 7.1(d) shall be null and void ab initio, and of no force or effect.
7.2Board Structure.
(a)Prior to the Class F Sunset Time, and subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, at each annual meeting of stockholders, each director of the Corporation shall be elected annually by stockholders and shall hold office until the next annual meeting and until his or her successor is duly elected and qualified or until his or her death, resignation, or removal.
(b)Upon the Class F Sunset Time, the directors of the Corporation (other than any who may be elected by the holders of any series of Preferred Stock entitled to elect additional directors under specified circumstances) shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. Prior to the Class T Sunset Time, the Class T Directors and At-Large Directors shall be allocated among the classes so that each class includes a proportionate number of Class T Directors and At-Large Directors, as nearly as is practicable. Directors already in office shall be assigned to each class at the time such classification becomes effective in accordance with a resolution or resolutions adopted by the Board. At the first annual meeting of stockholders following the Class F Sunset Time, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Class F Sunset Time, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Class F Sunset Time, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years.
(c)No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
7.3Removal; Vacancies.
(a)Subject to the terms of this Amended and Restated Certificate with respect to the Specified Class T Director, prior to the Class F Sunset Time, any director elected as provided in ARTICLE VII, Section 7.1 may be removed at any time without cause by the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors given either at a meeting of such stockholders duly called or pursuant to a written consent of stockholders. From and after the Class F Sunset Time, any Class T Director may be removed at any time without cause by the affirmative vote of the holder of the Class T Common Stock then outstanding, given either at a meeting of stockholders duly called or pursuant to a written consent of stockholders. Any director may be removed at any time for cause as provided by law.
(b)Prior to the Class T Sunset Time, and subject to the terms of this Amended and Restated Certificate with respect to the Specified Class T Director, a vacancy or a newly created directorship in any Class T Director seat shall be filled only by vote or written consent in lieu of a meeting of the holder of the Class T Common Stock then outstanding.
(c)Prior to the Class F Sunset Time, and subject to the rights of the holders of any series of Preferred Stock to elect directors and fill vacancies under specified circumstances, a vacancy or a newly created directorship in any At-Large Director seat shall be filled only by (x) the Board in accordance with, and following receipt of, notice from the Founder LLC recommending the person proposed to fill such seat or (y) the vote or written consent in lieu of a meeting of the holders of the class or classes or series entitled to vote in the election of At-Large Directors.
(d)From and after the Class F Sunset Time, and subject to the rights of the holders of any series of Preferred Stock to elect directors and fill vacancies under specified circumstances, any vacancy or newly created directorship in any At-Large Director seat may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, and not by stockholders.
(e)A person elected to fill a vacancy or newly created directorship in accordance with ARTICLE VII, Section 7.3(b)-(d) shall hold office until the next election of directors or, following the Class F Sunset Time, until the election of directors of the class for which such director shall have been chosen, and until such person’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.
ARTICLE VIII
The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
8.1Board Power. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred by statute or by this Amended and Restated Certificate or the Bylaws of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
8.2Written Ballot. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.
8.3Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board acting pursuant to a resolution adopted by a majority of the Whole Board is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation without any action on the part of the stockholders. The Bylaws of the Corporation may also be adopted, amended, altered or repealed by the stockholders of the Corporation. Notwithstanding the foregoing or any other provision of this Amended and Restated Certificate, the Bylaws of the Corporation may not be adopted, amended, altered or repealed except in accordance with the provisions of the Bylaws relating to amendments to the Bylaws.
8.4Special Meetings. Subject to the terms of any series of Preferred Stock, special meetings of the stockholders may be called only by (i) the Board acting pursuant to a resolution adopted by a majority of the Whole Board; (ii) the chairperson of the Board; (iii) the chief executive officer of the Corporation; (iv) the president of the Corporation; (v) from and after the Class F Sunset Time, a majority of the At-Large Directors; (vi) prior to the Class F Sunset Time and only with respect to a special meeting at which holders of the Class E Common Stock will be asked to vote on a proposal, the secretary of the Corporation; or (vii) prior to the Class F Sunset Time, the holder of the outstanding Class F Common Stock, but a special meeting may not be called by any other person or persons and, except as provided in clause (vii) of this ARTICLE VIII, Section 8.4, any power of stockholders to call a special meeting of stockholders is specifically denied.
8.5Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock, before the Class F Sunset Time and the Class T Sunset Time, stockholders of the Corporation may act by written consent in lieu of a duly called annual or special meeting of the stockholders of the Corporation only with respect to (i) any action to nominate, elect or remove directors or appoint a director to fill any vacancy or newly created directorship; (ii) any action to satisfy any provisions in ARTICLE V, Section 5.3(b)(iv), ARTICLE V, Section 5.4(d), ARTICLE V, Section 5.5(b), ARTICLE V, Section 5.5(c)(i) or ARTICLE V, Section 5.5(d); and (iii) any matter in which stockholders vote together as a single class if such matter is first approved or requested by the Board. Subject to the rights of the holders of any series of Preferred Stock, (A) from and after the Class T Sunset Time, only the holder of the share of Class F Common Stock may act by written consent and (B) from and after the Class F Sunset Time, only the holder of the share of Class T Common Stock may act by written consent, in each case, only with respect to clauses (i)-(iii) set forth in this Section 8.5. Subject to the rights of the holders of any series of Preferred Stock, from and after the occurrence of both the Class F Sunset Time and the Class T Sunset Time, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of Class E Common Stock must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
8.6No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.
8.7Board Quorum. At all meetings of the Board, a majority of the Whole Board, including at least one At-Large Director, shall constitute a quorum for the transaction of business; provided that, if a quorum is not present at a first called meeting of the Board solely due to the absence of at least one At-Large Director, the meeting may be reconvened at a time no earlier than 48 hours after the originally scheduled time of such first called meeting (with notice of such reconvened meeting given, not less than 24 hours before the time of such reconvened meeting, to each director who was not present at such first called meeting), and at such second called meeting a quorum for the transaction of business shall be deemed present if a majority of the Whole Board is present, regardless of whether any At-Large Director is present. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present; provided that, if a quorum is not present at a first called meeting solely due to the absence of at least one At-Large Director, the meeting may be adjourned or reconvened, and business may be transacted at any such adjourned or reconvened meeting, only in accordance with the first sentence of this Section 8.7. The required attendance of an At-Large Director for the purpose of establishing a quorum may be waived by a majority of the At-Large Directors then in office at any time prior to the applicable meeting.
ARTICLE IX
To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director or officer. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any disinterested failure to satisfy Section 365 of the Delaware General Corporation Law shall not, for the purposes of Section 102(b)(7) or Section 145 of the Delaware General Corporation Law, constitute an act or omission not in good faith, or a breach of the duty of loyalty.
No amendment, repeal, or elimination of this ARTICLE IX, or adoption of any provision of this Amended and Restated Certificate inconsistent with this ARTICLE IX, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal, or elimination or adoption of such an inconsistent provision.
ARTICLE X
Prior to the later to occur of (i) the Class F Sunset Time or (ii) the Class T Sunset Time, the Corporation hereby expressly elects not to be governed by Section 203 of the Delaware General Corporation Law. From and after the later to occur of (i) the Class F Sunset Time or (ii) the Class T Sunset Time, the Corporation will be governed by Section 203 of the Delaware General Corporation Law.
ARTICLE XI
If any provision of this Amended and Restated Certificate becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amended and Restated Certificate, and the court will replace such illegal, void or unenforceable provision of this Amended and Restated Certificate with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amended and Restated Certificate shall be enforceable in accordance with its terms.
Except as otherwise provided in this Amended and Restated Certificate, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate or any provision of law that might otherwise permit a lesser vote and in addition to any vote required by law or by this Amended and Restated Certificate, the affirmative vote of (i) prior to the Class F Sunset Time, a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on matters submitted to a vote of stockholders generally or (ii) from and after the Class F Sunset Time, 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on matters submitted to a vote of stockholders generally, in each case, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of ARTICLE V, Section 6.1 of ARTICLE VI, ARTICLE VII, ARTICLE VIII, or this ARTICLE XI of this Amended and Restated Certificate.
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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly executed by a duly authorized officer of this corporation on [__________], 2026.

By:
Name: Dario Amodei
Title: Chief Executive Officer
(Signature Page to Amended and Restated Certificate of Incorporation of Anthropic, PBC)